UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2013

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On October 25, 2013, B/E Aerospace, Inc. issued a press release announcing that its Board of Directors has appointed Werner Lieberherr, who is currently President and Chief Operating Officer of B/E Aerospace, Inc., as co-Chief Executive Officer of B/E Aerospace, Inc. effective as of January 1, 2014.

Werner Lieberherr was appointed President and Chief Operating Officer of B/E Aerospace, Inc. effective December 31, 2010. Prior to this role, Mr. Lieberherr was the Senior Vice President and General Manager for our Commercial Aircraft Segment. Prior to joining B/E Aerospace, Mr. Lieberherr spent 15 years with ABB and Alstom in operations in the energy industry, serving in various senior management positions in Europe, Asia and as President of North America operations.

Item 7.01	Regulation FD Disclosure.

On October 25, 2013, B/E Aerospace, Inc. issued a press release announcing that its Board of Directors has appointed Werner Lieberherr, who is currently President and Chief Operating Officer of B/E Aerospace, Inc., as co-Chief Executive Officer of B/E Aerospace, Inc. effective as of January 1, 2014.

A copy of the press release issued by B/E Aerospace, Inc. on October 25, 2013 announcing the foregoing appointment is furnished herewith as Exhibit 99.1, attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1
Press Release, dated October 25, 2013, issued by B/E Aerospace, Inc. announcing the appointment of Werner Lieberherr as co-Chief Executive Officer of B/E Aerospace Inc. effective as of January 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Date:   October 25, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1
Press Release, dated October 25, 2013, issued by B/E Aerospace, Inc. announcing the appointment of Werner Lieberherr as co-Chief Executive Officer of B/E Aerospace Inc. effective as of January 1, 2014.